UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio,TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2023, AiAdvertising, Inc. (the “Company”) entered into the Rights Agreement (the “Rights Agreement”), by and between the Company and Worldwide Stock Transfer, LLC, as Rights Agent, substantially in the form previously attached as an exhibit to the Securities Purchase Agreement filed as Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed on April 11, 2023. The Rights Agent currently serves as the Company’s transfer agent with respect to the Company’s common stock and also has been appointed transfer agent with respect to the Series J Junior Participating Preferred Stock, par value $0.001 per share (each, a “Preferred Share” and collectively, the “Preferred Shares”), if any, that may be issued pursuant to the exercise of rights under the Rights Agreement.

Pursuant to the Rights Agreement, the Board declared a dividend distribution of one right (a “Right”) to purchase one ten-thousandth of one share of our newly designated Preferred Shares for each outstanding share of common stock, par value $0.001 per share, held by the shareholders of the Company at the close of business on June 7, 2023 (the “Record Date”). Holders of the Company’s warrants and certain of its existing preferred stock as of the Record Date were also issued one Right for each share of common stock that such holders would be entitled to receive upon full exercise or conversion of their warrants or existing preferred stock, as applicable.

This description of the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A summary of the terms of the Rights is available as Exhibit C to the Rights Agreement and is also incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board has approved a Certificate of Designation, Preferences and Rights of Series J Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series J Certificate of Designation”).

The Series J Certificate of Designation sets forth the rights, powers and preferences of the Preferred Shares. The Company intends to file the Series J Certificate of Designation with the Secretary of State of the State of Nevada on or about June 8, 2023.

A copy of the Series J Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Designation, Preferences, Rights and Limitations of Series J Junior Participating Preferred Stock

10.1	Rights Agreement by and between AiAdvertising, Inc. and Worldwide Stock Transfer LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: June 12, 2023	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer

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